As filed with the Securities and Exchange Commission on March 25, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis B. Gardner, Esq.
Vice President and General Counsel
EQT Corporation
225 North Shore Drive

Pittsburgh, Pennsylvania 15212
Telephone: (412) 553-5700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000 shares	$32.73	$32,730,000	$1,827

(1)          This Registration Statement shall also cover any additional shares of common stock that become available under EQT Corporation’s Dividend Reinvestment and Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.  The proposed maximum offering price per share is based upon the average of the high and low prices of EQT Corporation’s common stock for New York Stock Exchange Composite Transactions on March 18, 2009.

PROSPECTUS

EQT CORPORATION

2009 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

COMMON STOCK

(Without Par Value)

This prospectus relates to 1,000,000 shares of Common Stock, without par value (“Common Stock”), of EQT Corporation reserved for issuance under EQT Corporation’s 2009 Dividend Reinvestment and Stock Purchase Plan (“Plan”).  All references in this prospectus to “EQT,” “Company,” “we,” “us,” “our,” or similar references mean EQT Corporation.  Our Common Stock is listed on the New York Stock Exchange under the symbol “EQT.”

You should read and evaluate the cautionary statements and risk factors included in our periodic reports and other information we file with the United States Securities and Exchange Commission (“SEC”).

The Plan provides holders of Common Stock of the Company with a convenient method to reinvest dividends in and to make optional cash payments to purchase, within the limits of the Plan, shares of Common Stock without payment of any brokerage commissions or service charges.  The Common Stock may be newly issued shares purchased directly from the Company or may be purchased in the open market.

Participants in the Plan may:

•      Have all or a portion of cash dividends on their shares automatically reinvested in shares of Common Stock.

•      Make optional cash payments of not less than $50 nor more than $10,000 per month to be invested in shares of Common Stock.

•      Deposit certificates for the Company’s Common Stock held by them for safekeeping within the Plan.

The price of Common Stock if purchased directly from the Company will be the closing price per share for each dividend payment date or interim investment date, as the case may be, to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Company may determine to rely upon).  If purchased in the open market, the price will be the then current market price.

This Prospectus should be retained for future reference.

Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 25, 2009

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and on our corporate website at http://www.eqt.com. Information on our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we filed with the SEC, but the registration statement also contains additional information and exhibits.  The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of the offering of all securities covered by the registration statement:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008 (filed on February 20, 2009);

•                  our Current Report on Form 8-K (filed on February 9, 2009);

•                  our Definitive Proxy Statement on Schedule 14A (filed on March 5, 2009); and

•                  the description of the Common Stock which is contained in the prospectus contained in the Company’s Registration Statement on Form S-3, Registration No. 333-148154, Filed December 19, 2007.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

EQT Corporation
225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Lewis B. Gardner, Esq.
Vice President and General Counsel
Telephone: (412) 553-5700

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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EQT CORPORATION

EQT Corporation is an integrated energy company, with an emphasis on Appalachian area natural gas activities including production, gathering, processing, transmission, storage and distribution. We offer energy (natural gas, natural gas liquids and a limited amount of crude oil) products and services to wholesale and retail customers through three business segments: EQT Production, EQT Midstream and Equitable Distribution.

EQT Production develops, produces and sells natural gas and, to a limited extent, crude oil, in the Appalachian region of the United States.

EQT Midstream’s operations comprise the gathering, processing, transportation and storage of natural gas and natural gas liquids. EQT Midstream has both regulated and non-regulated operations. The regulated activities consist of our federally-regulated transmission and storage operations and certain state-regulated gathering operations. The non-regulated activities include certain gathering and transportation operations, processing of natural gas liquids and risk management activities.

 Equitable Distribution’s operations comprise state-regulated distribution of natural gas by Equitable Gas Company (Equitable Gas), Equitable Gas’ off-system sales activities which include the purchase and delivery of gas to a customer at mutually agreed-upon points on facilities not owned by us and the sale of energy-related products and services by Equitable Homeworks, LLC.

RISK FACTORS

Investing in EQT Corporation Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under “Risk Factors” in our annual report on Form 10-K for the period ended December 31, 2008, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference to this prospectus. These risks and uncertainties include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.  See “FORWARD-LOOKING STATEMENTS.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains various forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, and expected activities and expenditures and at times may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words.  These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We have based these forward-looking statements on current expectations and assumptions about future events.  While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.  Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

KEY FEATURES OF THE PLAN

The following questions and answers provide a summary of the key features of the Plan.

Purpose and Advantages

1.                                      What is the purpose?

The purpose is to provide holders of record of the Company’s Common Stock with a simple and convenient method of reinvesting cash dividends and optional cash payments in additional shares of the Company’s Common Stock without payment of brokerage commissions or service charges.

2.                                      What are the advantages of the Plan?

In addition to eliminating brokerage commissions, service charges, fees and other expenses in connection with purchases under the Plan, participants achieve full investment for funds because the Plan permits fractional shares to be credited to participants’ accounts.  In addition, dividends in respect of such fractional shares, as well as full shares, are so credited.  Participants also may avoid the necessity for safekeeping the multiple certificates evidencing the shares credited to their accounts and thus be protected against the risks of loss, theft or destruction of such certificates.  Participants may also submit the Company’s stock certificates held by them and registered in their name for safekeeping within the Plan (see Question No. 14).  Regular statements of account are issued to provide simplified record keeping.

Eligibility

3.                                      Who is eligible to participate in the Plan?

All holders of record of the Company’s Common Stock are eligible to participate in the Plan and may do so with respect to all or a portion of their shares of such class held or to be held in the record holder’s name.  Beneficial owners of the Company’s stock registered in a name other than their own, such as that of a broker, bank nominee or trustee, must first become holders of record of such shares in order to participate directly in their own name or make arrangements with such party authorizing them to participate in the Plan on their behalf.

As a participant in the Plan:

•                  Full Dividend Reinvestment:  You may have cash dividends on all of your shares automatically reinvested. You also may make optional cash payments of not less than $50 per payment but limited to aggregate payments of $10,000 per calendar month.

•                  Partial Dividend Reinvestment:  You may have cash dividends on less than all of your shares automatically reinvested, while continuing to receive cash dividends on the other shares. The right to make optional cash payments of not less than $50 per payment up to a total of $10,000 per calendar month will continue to be available.

•                  Optional Cash Purchases Only:  You may make optional cash payments only of not less than $50 per payment but limited to aggregate payments of $10,000 per calendar month. Cash dividends declared on your shares purchased through the “Optional Cash Purchases Only” alternative will be paid in cash.

If you choose partial dividend reinvestment or optional cash purchases only, you can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. To have your cash dividends deposited electronically, you may enroll on-line or complete and submit an Enrollment Form which is attached to this prospectus and additional copies of which may be obtained from the Administrator. Please allow 30 days from the date of the Administrator’s receipt of a properly-submitted form for the direct deposit to be established. You may also change your designated bank account for direct deposit or discontinue this feature by logging into your account on-line, telephoning the Administrator or submitting a written notice to the Administrator at the address noted in Question 4 below.

Administration

4.                                      Who administers the Plan for the participants and what are the responsibilities of the Administrator?

The Bank of New York Mellon is the Administrator of the Plan.  Should The Bank of New York Mellon resign or be discharged, another Administrator would be appointed by the Company.  The Administrator primarily receives participants’ dividends and optional cash payments, invests such funds in shares of the Company’s Common Stock, holds such shares in its or its nominee’s name as agent for the participants under the Plan, maintains records of participants’ accounts and advises participants as to all transactions in and the status of their accounts.  All notices from the Administrator to a participant will be addressed to the participant’s last known address.  Participants should notify the Administrator promptly of any change of address.

In performing its duties under the Plan, the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any failure to terminate a participant’s account upon the participant’s death prior to receipt of notice in writing of such death.

For information regarding the Plan, you may contact the Administrator through one of the following ways:

Internet

You can enroll, obtain information and perform certain transactions on your account online via Investor ServiceDirect® (ISD).  For existing shareholders to gain access, use the 12-digit Investor Identification Number (ID) which can be found in a bolded box on your check stub, statement or advice to establish your PIN.  In order to access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your 12-digit ID and self-assigned PIN.

To access Investor ServiceDirect® please visit the following website: www.bnymellon.com/shareowner/isd.

Telephone

Toll-free within the United States and Canada:  1-800-589-9026

International Telephone Inquiries: 1-201-680-6578
For the hearing impaired (TDD): 1-800-231-5469

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

In Writing

You may also write to the Administrator at the following address:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services

P.O. Box 358035
Pittsburgh, PA 15252-8035

Be sure to include your name, address, daytime phone number, ID and a reference to EQT Corporation on all correspondence.

Participation

5.                                      How does a shareholder become a participant?

A holder of record of the Company’s Common Stock may join the Plan by signing an Enrollment Form and returning it to the Administrator.  Enrollment Forms will be furnished upon request made to the Administrator.

6.                                      What does the Enrollment Form provide and how may a participant change participation alternatives?

The Enrollment Form provides for the purchase of additional shares of our Common Stock through the following investment options:

•                  Full Dividend Reinvestment.  This alternative directs the investment, in accordance with the Plan, of the cash dividends on all of the shares of Common Stock then or subsequently registered in your name and on all shares of Common Stock then or subsequently held in your Plan account (including fractional shares and shares purchased with optional cash purchases under the Plan), and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

•                  Partial Dividend Reinvestment.  This alternative directs the investment, in accordance with the Plan, of the cash dividends on a portion of the shares of Common Stock then or subsequently registered in your name or held in your Plan account. Under this alternative, you may either direct the investment of cash dividends on a specific number of shares, or you may direct the investment of cash dividends on a specific percentage of shares registered in your name or held in your Plan account (including fractional shares and shares purchased with optional cash purchases under the Plan). This alternative also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

•                  Optional Cash Purchases Only.  This alternative permits you to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan, but without any reinvestment of cash dividends on those shares directly held by you. Cash dividends on shares purchased under this alternative are paid in cash.

You may select either one of the dividend reinvestment alternatives or the optional cash purchase alternative. The cash dividends on shares held for your account under the Plan will be reinvested in accordance with the Plan, including dividends on shares purchased with optional cash payments or through reinvested dividends, unless you specify otherwise.

If you submit an Enrollment Form properly executed but with no investment alternative designated, you will be enrolled in the “Full Dividend Reinvestment” option.

As a participant, you may change your investment alternatives at any time via the internet, by telephone or requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. If a properly-submitted Enrollment Form changing the reinvestment of cash dividends is received before the record date for payment of the related cash dividend, the change generally will be effective on the related dividend payment date. If the Enrollment Form is received on or later than the record date, the change generally will be put into effect on the next dividend payment date.

7.                                      When will dividends be reinvested?

Dividends will be reinvested as of each dividend payment date.  Historically, the Company has paid dividends on March 1, June 1, September 1 and December 1.  If an Enrollment Form is received by the Administrator on or before the record date for the payment of the next dividend (normally, two weeks preceding a dividend payment date), the dividend will be reinvested as of the dividend payment date.  If an Enrollment Form is not received by the record date, reinvestment of dividends will not begin until the next following dividend payment date.

Optional Cash Payments

8.                                      Who is eligible to make optional cash payments and how are they made?

Check.  Optional cash payments may be made by a participant at any time.  An optional cash payment may be made by a participant when joining the Plan by enclosing a personal check payable to BNY Mellon/EQT Corporation with the Enrollment Form.  Third party checks, cash, money orders, travelers checks and checks not drawn on a

U.S. Bank or not in U.S. currency will not be accepted and will be returned to the sender. Thereafter, optional cash payments should be accompanied by the form sent to participants by the Administrator.  All voluntary cash payments will be acknowledged with a receipt.  A fee of $35.00 will be assessed for a check that is returned for insufficient funds.

Automatic Monthly Withdrawals.  An optional cash payment may also be made by the participant by authorizing electronic transfers from your designated bank account by accessing your account on-line or returning a completed Enrollment Form to the Administrator. The amounts you have authorized will be withdrawn from your bank account on the 25th day of each month, or the next business day, if the 25th falls on a weekend or holiday.  A fee of $35.00 will be assessed for an electronic debit that is returned for insufficient funds.

9.                                      What are the limitations on optional cash payments?

Optional cash payments by a participant may not be less than $50 nor more than $10,000 per month.  Any amount received in excess of $10,000 per month will be returned to the participant as soon as practicable.  The same amount of money need not be sent each time, and there is no obligation to make any optional cash payment.

10.                               When will optional cash payments be invested?

Optional cash payments will be invested as of each dividend payment date (normally March 1, June 1, September 1 and December 1) and as of the first business day of each month in which no dividend payment date occurs (“interim investment date”).  For an optional cash payment to be invested on a dividend payment date or interim investment date, the funds must be received by the Administrator on or before the fifth business day prior to the date in question.  No interest is paid by the Company on optional cash payments.  It is therefore suggested that any optional cash payment which a participant wishes to make be sent so as to arrive shortly before the applicable business day referred to above.

Purchases

11.                               What is the source of the shares of Common Stock purchased under the Plan?

The Administrator will purchase the Common Stock under the Plan directly from the Company out of authorized but unissued shares or in the open market.

12.                               How many shares of Common Stock will be purchased for participants?

The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested, optional cash payments, or both, in a participant’s account and the applicable purchase price of the Common Stock (see Question No. 13).  Each participant’s account will be credited with that number of shares, including any fractional interest computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in Question No. 13 below.

13.                               At what price will shares of Common Stock be purchased under the Plan?

The price of shares purchased from the Company with reinvested cash dividends or optional cash payments will be the closing price per share for each dividend payment date or interim investment date, as the case may be, to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Company may determine to rely upon). If, however, a dividend payment date or interim investment date falls on a day on which the Common Stock of the Company is not traded, the purchase price is determined by averaging the closing price per share for the Company’s Common Stock as so reported on the trading dates next preceding and next following the dividend payment date or interim investment date, as the case may be.  If purchased in the open market, the price will be the then current market price.

It should be recognized that since investment prices are determined as of particular dates, a participant loses any advantage otherwise available from being able to select the timing of investments.

Deposit of Registered Shares

14.                               Can participants deposit their registered shares with the Plan?

Participants are permitted to deposit any EQT stock certificates in their possession and registered in their name with The Bank of New York Mellon for safekeeping.  Shares deposited for safekeeping will be transferred into the name of The Bank of New York Mellon, or its nominee’s name, as agent for participants in the Plan, and credited to the participant’s account under the Plan.  Thereafter, the shares will be treated in the same manner as shares purchased through the Plan.

15.                               What are the advantages of utilizing the depositary service of the Plan?

The Plan’s depositary service for the safekeeping of stock certificates offers two significant advantages to participants.  First, the risk associated with loss of a participant’s stock certificates is eliminated.  If a stock certificate is lost, stolen, or destroyed, no transfer or sale of shares may take place until a replacement certificate is obtained.  This procedure is not always simple and results in costs and paperwork to the individual, to the Company and to the Administrator.  Second, because shares deposited with the Plan for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner (see Question No. 22).

16.                               How may EQT stock certificates be deposited with the Plan?

Participants who wish to deposit their EQT stock certificates in the Plan must complete and return to The Bank of New York Mellon, a Certificate Deposit Form together with all EQT stock certificates registered in their name.  No partial deposits of a participant’s EQT stock will be permitted.  A fee of $7.50 will be charged the participant by the Administrator for each deposit of up to 30 certificates.  A check in the amount of $7.50, payable to BNY Mellon must be included with the Certificate Deposit Form and the certificates.  The certificates should be mailed via Registered or Certified mail to the Administrator (see Question No. 4).

Costs

17.                               What costs do participants pay?

Participants will incur no brokerage commissions or other charges for purchases made under the Plan.  However, there are fees for certain other services such as when a participant withdraws from the Plan and directs the Administrator to sell the shares held in the participant’s account (see Question No. 22) or when a participant deposits shares for safekeeping within the Plan (see Question No. 16).  With these exceptions, all costs in connection with the Plan are paid by the Company.

Reports to Participants

18.                               What reports are sent to participants in the Plan?

Each participant in the Plan receives a statement of his account quarterly (or monthly if optional cash is invested) which provides a record of all current transactions and should be retained for income tax purposes.  In addition, each participant will be sent the same communications sent to every holder of Common Stock, including the Company’s Annual Reports, the Notice of Annual Meeting and Proxy Statement and income tax information for reporting dividends paid.

Certificates for Shares

19.                               Are certificates issued to participants for shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased under the Plan are registered in the name of the Administrator, or its nominee, as agent for the participants in the Plan, and certificates for such shares are not delivered to participants unless requested.  The number of shares of Common Stock credited to an account under the Plan is shown on the participant’s statement.  Participants are thus protected against loss, theft or destruction of stock certificates.

Withdrawal of Shares in Plan Accounts

20.                               How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the shares of Common Stock credited to his account by notifying the Administrator to that effect and specifying in the notice the number of shares to be withdrawn, or by completing and returning the form contained within the participant’s statement of account.  This notice or form should be mailed to the Administrator at the address shown in Question No. 4 above.  Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant without charge, usually within 14 days of the receipt of such notification by the Administrator, except as described in the following sentence.  Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares purchased have been credited to the participant’s account.  Any fractional interest withdrawn will be liquidated by the Administrator on the basis of the then current market value of the Common Stock and a check issued for the proceeds thereof.  In no case will certificates representing a fractional interest be issued.  A fee of $2.50 per certificate will be charged by the Administrator.  A check for the total number of Certificates requested should be made payable to BNY Mellon and accompany your request. Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would request that the Administrator electronically transfer your shares to your stockbroker through the Direct Registration System.

21.                               What is the effect on a participant’s Plan account if the participant withdraws all of the whole shares held in the account but does not terminate the account?

Dividends on shares participating in the Plan held of record by the participant and on the fractional share remaining in the account, and any optional cash payments would continue to be invested under the Plan in additional shares of Common Stock.  However, the Company has the right at its discretion to terminate any account which has less than five shares remaining in the participant’s Plan account.

Sale of Shares

22.                               What procedures should be followed if a participant wishes to sell shares?

When a participant wishes to sell all or a portion of the shares credited to his or her account, there are two options: (i) request the withdrawal of such shares in accordance with the procedures outlined in Question No. 20 above and arrange to sell the shares through a broker chosen by the participant, or (ii) sell the shares directly through the Plan by completing and returning the form contained within the participant’s statement of account to the Administrator.  Through the Plan, a participant may sell both the shares credited to the participant’s Plan account and any shares which the participant had deposited for safekeeping with the Administrator as discussed in Question No. 15 above.  Shares sold in this manner will be sold through the facilities of The Bank of New York Mellon, and will be subject to applicable brokerage costs (currently 10 cents per share sold) and a handling fee of $7.50 per transaction.

Following each sale of shares through the Plan, a participant will receive a statement from the Administrator showing the date of sale, number of shares sold and sale price.  As with other Plan statements received, participants should retain these sale statements for their tax records.  Proceeds from each sale of shares through the Plan will be remitted to the participant less brokerage commissions and applicable handling fees.  Additional information regarding the sale of shares through the Plan may be obtained from the Company’s Corporate Secretary or Administrator.  You may write to the Corporate Secretary at the following address:

EQT Corporation
Attn: Corporate Secretary

225 North Shore Drive
Pittsburgh, PA 15212

Discontinuation of Dividend Reinvestment

23.                               How does a participant discontinue participation under the Plan?

A participant may discontinue participation under the Plan by notifying the Administrator in writing to that effect, or by completing and returning the form contained within the participant’s statement of account.  Any notice of discontinuation received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares purchased have been credited to the participant’s account.  If a participant discontinues participation in the Plan, the participant will receive (a) a certificate for all whole shares held in the participant’s account; (b) a check representing the then current market value of any fractional share; and (c) any uninvested cash held in the participant’s account.  A $5.00 handling fee and a $2.50 per certificate fee will be charged by the Administrator.  A check made payable to BNY Mellon should accompany your request.  The participant may, however, request the Administrator to sell all whole shares held in the participant’s account.  Upon such request, the Administrator will sell the shares in the open market as soon as practicable and pay the participant the proceeds of the sale less any applicable brokerage commissions, transfer taxes and other costs (see Question No. 22).  Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would request that the Administrator electronically transfer your shares to your stockbroker through the Direct Registration System.

Other Information

24.                               What happens if the Company issues a stock dividend, declares a stock split or has a rights offering with respect to Common Stock?

Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in a participant’s account will be credited to such account.  The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a participant’s account.  The number of shares subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and like changes.

25.                               How will the shares credited to a participant’s account be voted at a meeting of shareholders?

If on a record date for a meeting of shareholders there are shares credited to a participant’s account under the Plan, the participant will be sent proxy material for such meeting.  A participant will be entitled to vote all shares of Common Stock registered in the participant’s name, if any, as well as shares held by the Administrator for the account of the participant.  The participant may vote by proxy or in person at any such meeting.

26.                               May the Plan be modified or discontinued?

The Company reserves the right to suspend or terminate the Plan at any time.  It also reserves the right to make modifications to the Plan.  The Company will endeavor to notify participants of any such suspension, termination or modification, but the absence of notification will not affect the effectiveness of the suspension, modification or termination.  In addition, the Company may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto.  Any such rules, procedures, interpretations and determinations shall be final and binding.

Federal Income Tax Consequences

27.                               What are the Federal income tax consequences of participation in the Plan?

Dividends reinvested under the Plan continue to be taxable for Federal income tax purposes just as if received in cash.  You are required to report your pro rata share of brokerage commissions, service charges, fees or other expenses under the Plan paid by the Company as additional dividend income.  The Administrator will compute this amount and will report it to both you and the Internal Revenue Service.

A participant will not realize any taxable income when he receives certificates for whole shares credited to his Plan account, whether upon his request or upon withdrawal from or termination of the Plan.  However, he may realize gain or loss with respect to any cash payment for a fractional share or for rights based on a fractional share or when whole shares are sold.  The amount of such gain or loss will be the difference between the amount received for his whole or fractional shares or rights and his tax basis therefor.  As a general rule, the tax basis for shares or any fraction thereof purchased under the Plan is equal to the cost thereof as shown on the quarterly statements delivered by the Administrator.  Participants are urged to consult with their own tax advisors for more specific information.

28.                               What are the requirements for back-up withholding

If a participant has failed to furnish his certified taxpayer identification number or furnishes an obviously incorrect number, the Administrator must withhold 31% from the amount of dividends or from the proceeds of the sale of fractional or whole shares or of rights.  Additionally, section 3406 of the Internal Revenue Code provides that if a new participant fails to certify that such participant is not subject to withholding on dividend payments as a result of failure to report all dividend income on prior tax returns, then 31% must be withheld from the amount of dividends and the proceeds of rights.  The withheld amounts will be deducted from the amount of dividends and the proceeds of rights and the remaining amount will be reinvested.

29.                               What provision is made for foreign shareholders whose dividends are subject to income tax withholding?

The amount of dividends to be reinvested for foreign participants whose dividends are subject to withholding is reduced by the tax withheld.

Optional cash payments received from foreign participants must be in United States dollars and are invested the same way as such payments from other participants.  Any fees deducted by a bank will result in a smaller net investment.

USE OF PROCEEDS

The proceeds from the sale of the newly issued shares of Common Stock offered by this prospectus will be used for general corporate purposes.

LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus has been passed upon by Reed Smith LLP.

EXPERTS

The consolidated financial statements of EQT Corporation appearing in EQT Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of EQT Corporation’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount to be paid
SEC registration fee	$1,827
Legal fees and expenses	15,000
Accounting fees and expenses	7,500
Miscellaneous	5,000
Total	$29,327

Item 15.   Indemnification of Directors and Officers

Under Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification excludes judgments, fines and amounts paid in settlement with respect to such action, and no indemnification shall be made for expenses in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1)   by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

(2)   if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)   by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director or officer of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer or director of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any by-law, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article IV of our by-laws provides that our directors and officers shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the company or otherwise) arising out of their service to us or to another enterprise at our request.

PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

Article IV of our by-laws also provides that we may purchase and maintain insurance to protect ourself and any director or officer entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to ourself whether or not we would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under the insurance, we may receive reimbursement for amounts as to which the directors and officers are indemnified by us under the by-law indemnification provision described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the by-law indemnification provision described above.

As permitted by PBCL Section 1713, our articles of incorporation and our by-laws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his office or unless such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation.

PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

We also have indemnification agreements with all of our executive officers and directors (who we refer to collectively as indemnitees). These agreements provide that the indemnitees will be protected as promised in our by-laws (regardless of, among other things, any amendment to or revocation of our by-laws or any change in the composition of our board of directors or an acquisition transaction relating to us), advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements, and to the extent insurance is maintained, for the continued coverage of the indemnitees under our director and officer insurance policies.  The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the indemnitees against any and all reasonable expenses and any and all liability and loss incurred or paid by the indemnitees in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise, in which the indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the indemnitees are or were our directors or officers or were serving at our request.

Item 16.   Exhibits.

A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.   Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on the 25th day of March, 2009.

EQT CORPORATION

By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of EQT Corporation, a Pennsylvania corporation, hereby constitutes and appoints David L. Porges, Lewis B. Gardner and Philip P. Conti, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Murry S. Gerber	Chairman and Chief Executive	March 25, 2009
Murry S. Gerber	Officer
(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief	March 25, 2009
Philip P. Conti	Financial Officer
(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate	March 25, 2009
Theresa Z. Bone	Controller
(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	March 25, 2009
Vicky A. Bailey

/s/ Philip G. Behrman	Director	March 25, 2009
Philip G. Behrman

/s/ A. Bray Cary	Director	March 25, 2009
A. Bray Cary

/s/ Barbara S. Jeremiah	Director	March 25, 2009
Barbara S. Jeremiah

/s/George L. Miles, Jr.	Director	March 25, 2009
George L. Miles, Jr.

/s/ David L. Porges	President, Chief Operating Officer	March 25, 2009
David L. Porges	and Director

/s/ James E. Rohr	Director	March 25, 2009
James E. Rohr

/s/ David S. Shapira	Director	March 25, 2009
David S. Shapira

/s/ Lee T. Todd, Jr.	Director	March 25, 2009
Lee T. Todd, Jr.

/s/ James W. Whalen	Director	March 25, 2009
James W. Whalen

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Reed Smith LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Independent Petroleum Engineers.

23.3*	Consent of Reed Smith LLP (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*                                         Filed herewith.